Exhibit 10.60

FORM OF 2020
AWARD AGREEMENT
UNDER THE
AG MORTGAGE INVESTMENT TRUST, INC.
2020 EQUITY INCENTIVE PLAN
[ ] (“Award Date”)

Name of Participant:	[ ] (the “Participant”)
Vesting:	[The Shares are fully vested and non-forfeitable] [Time-based vesting provisions, if applicable] [Performance-based vesting provisions, if applicable]
Restriction:	[The Shares may not be sold or transferred during the Participant’s term of service as an independent member of the Company’s Board] [Additional restrictions, if applicable]
        This Award Agreement (the “Award Agreement”), effective as of the Award Date, is hereby made between AG Mortgage Investment Trust, Inc. (the “Company”) and the Participant named above. The Company hereby grants to the Participant an award (the “Award”), subject to the restrictions as provided in this Award Agreement, under the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan, as the same may be amended from time to time (the “Plan”). Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

1.Award. As of the Award Date, the Company shall, and hereby does, grant the Participant an Award upon the terms and conditions set forth in the Plan and this Award Agreement. To the extent that any fractional shares would otherwise be issuable and payable to the Participant, a cash payment by the Company shall be made to the Participant in lieu of any fractional shares.
2.Acceptance of Award. The Participant shall have no rights with respect to the Award and this Award Agreement unless the Participant has read and acknowledged this Award Agreement prior to the close of business on the first business day on or after sixty (60) calendar days following the effective date of this Award Agreement by signing and delivering to the Company a copy thereof. Upon acceptance of this Award Agreement by the Participant, the Participant’s name shall be entered on the books of the Company for each Award. Thereupon, for each Award, the Participant shall have all the rights related to such Award, including those of a shareholder, the right to vote and the right to receive dividends thereon, as applicable, subject, however, to the restrictions and conditions specified in [Sections 3 and 5].
3.Restrictions and Conditions.
(a) Certificates, if any, evidencing the common stock of the Company (the “Shares”) granted herein may bear an appropriate legend, as determined by the Company in its sole discretion, to the effect that such Shares are subject to the restriction as set forth herein and in the Plan.

(b) Shares granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Participant during the Participant’s term of service as an independent member of the Company’s Board (as referenced herein, the “Restriction”).
(c) The Restriction may be waived or modified under special circumstances as may be deemed advisable by the Board.
(d) The Restriction shall expire and terminate if and when the Participant ceases to be a Service Provider (as defined in the Plan).
(e) In the event of a Change of Control while the Participant is in service hereunder, the Restriction shall immediately expire and terminate prior to such Change of Control.
4.Vesting. [The Shares are fully vested and non-forfeitable.] [On each vesting date described in the “Vesting Schedule” above, the resulting aggregate number of vested Shares will be rounded to the nearest whole number. A Participant’s unvested Shares (and any dividends or distributions thereon) shall be immediately forfeited if and when the Participant ceases to be a Service Provider (as defined in the Plan). In the event of a Change of Control while the Participant is in service hereunder, all Shares, to the extent then unvested, shall immediately prior to such Change of Control become fully vested Shares.]
5.[Shareholder Rights. The Participant shall not have any rights as a stockholder of record with the respect to any Award until, and then only to the extent that, Shares are issued in settlement of the vested Award. Upon the issuance of Shares in settlement of the vested Award, the Participant shall have all the rights of a stockholder of record of the Company, including voting rights and to receive dividends on the Shares.]
6.Tax Treatment. The Participant acknowledges that [he/she] will consult with a personal tax advisor regarding the federal, state, and local tax consequences of the Award of the Shares, payment of dividends on the Shares and any other matters related to this Award Agreement. The Participant is not relying on any statements or representations of the Company or any of its agents. The Participant understands that he is responsible for his own tax liability that may arise as a result of this Award of the Shares or any other matters related to this Agreement.
7.Tax Withholding. The Participant hereby agrees to make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state, local or foreign law on account of the Participant’s rights under this Award Agreement. The Participant may satisfy any withholding obligation, in whole or in part, by electing (a) to make a payment to the Company in cash, by check, electronic funds transfer or by other instrument acceptable to the Company, (b) to deliver to the Company a number of already-owned Company Shares having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), as may be permitted pursuant to written policies or rules adopted by the Compensation Committee of the Company’s Board (the “Committee”) in effect at the time of exercise, or (c) by any combination of (a) and (b). In addition, the Committee may also permit, in its sole discretion and in accordance with such policies and rules as it deems appropriate, the Participant to have the Company withhold a number of Shares which would otherwise be issued pursuant to this Award Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share). The value of Company Shares to be withheld or delivered (as may be permitted by the Committee) shall be based on the Fair Market Value of a Company Share as of the date the amount of tax to be withheld is to be determined. For avoidance of doubt, the Committee may change its policies and rules for tax withholding in its sole discretion from time to time for any reason.
8.The Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and its representatives in respect of any questions arising under the Plan or this Award Agreement.
9.No Right to Employment or Continued Service. In consideration of the grant of the Award by the Company, the Participant agrees to render faithful and efficient services to the Company. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right or duty to continue in the employ or service of the Company or any Affiliate [or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the Participant’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Laws or in a written agreement between the Participant and the Company or its Affiliates].
10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
11.Securities Matters. The Company shall not be required to issue or deliver any Shares until the requirements of any federal or state securities or other Applicable Laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Shares are granted, only in such a manner as to conform to such Applicable Laws. To the extent permitted by Applicable Laws, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.
13.Electronic Signature. All references to signatures of documents in this Award Agreement can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Award Agreement. The Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
14.Entire Award Agreement. This Award Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations, and negotiations in respect thereto.
15.Benefit and Binding Effect. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Award Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.
16.Governing Law. This Award Agreement shall be governed by the laws of the State of Maryland, without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
17.Counterparts. This Award Agreement may be executed by electronic signatures or by facsimile, and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signatures begin on next page]

IN WITNESS WHEREOF, each of the parties has executed this Award Agreement with effect as of the date first above written.

AG MORTGAGE INVESTMENT TRUST,
INC.

By: _____________________________
Name:
Title:

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES GRANTED TO THE PARTICIPANT, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.
The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement.

_________________________________
Participant

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